UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

DISC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101, Watertown, MA 02472	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exclusive License Agreement with Mabwell Therapeutics, Inc.

On January 19, 2023, Disc Medicine, Inc. (“Disc”) entered into an exclusive license agreement with Mabwell Therapeutics, Inc. (“Mabwell”) (a wholly-owned subsidiary of Mabwell (Shanghai) Bioscience Co., Ltd), pursuant to which Mabwell granted Disc an exclusive and sublicensable license under certain patent rights, know-how, and materials to develop and commercialize antibody products containing Mabwell’s MWTX-001, MWTX-002, and MWTX-003 antibodies, along with limited variants thereof, in all fields of use, in all territories other than Greater China (Mainland China, Hong Kong, Macau and Taiwan) and Southeast Asia (Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, Philippines, Singapore, Thailand and Vietnam). Disc also granted Mabwell an exclusive, sublicensable, royalty-free license under Disc’s patents and know-how arising under the agreement to develop and commercialize licensed antibody products in Greater China and Southeast Asia.

The license agreement requires Disc to pay Mabwell an upfront payment of $10 million dollars, and certain development and regulatory milestone payments for the licensed antibody products, for up to three indications, up to a maximum aggregate amount of $127.5 million dollars, as well as certain commercial milestone payments for certain licensed antibody product net sales achievements, up to a maximum aggregate amount of $275 million dollars. Disc is further obligated to pay a tiered percentage of revenue that Disc receives from its sublicensees (excluding revenue that is attributable to net sales on which royalty payments are due), ranging from a low third decile percentage if the sublicense is granted prior to the initiation of a phase 1 clinical trial of the licensed antibody product, to a low first decile percentage if the sublicense is granted after regulatory approval of the licensed antibody product. No sublicense revenue is due if the sublicense is granted after the first commercial sale of the licensed antibody product.

In addition, Disc is obligated to pay Mabwell a royalty on annual net sales of all licensed antibody products at a tiered rate ranging from low single-digits to high single-digits, subject to customary royalty reductions for (i) lack of a valid patent claim covering the licensed antibody product generating such sales, (ii) entry of a biosimilar product that equals or exceeds 20% of the total market share of the licensed antibody product, and (iii) a portion of any royalties paid to a third party for patents that claim the composition of matter or method of use of the licensed antibodies. Further, royalties are subject to customary apportionment calculations where the licensed antibodies are commercialized in combination products. The obligation to pay royalties under the Mabwell license expires on a licensed antibody product-by-licensed antibody product and country-by-country basis upon the later of (a) expiration of the last valid patent claim of the licensed patents that cover such licensed antibody product in such country, (b) expiration of regulatory exclusivity for such licensed antibody product in such country, and (c) ten years from the first commercial sale of such licensed antibody product in such country.

Disc’s license grant expires upon expiration of the last remaining royalty obligation for the last licensed antibody product in the last country. Either party may terminate the agreement prior to its expiration upon the other party’s uncured material breach, insolvency, or a challenge of the validity or enforceability of the patents licensed to such other party under the agreement. Disc may also terminate the agreement for convenience on 60 days’ written notice to Mabwell. In the event the agreement is terminated other than by Disc for cause, Disc has agreed to grant Mabwell an exclusive, sublicensable, worldwide license under Disc’s patent rights and know-how arising under the license agreement to develop and commercialize products containing the licensed antibodies. In such circumstances, Disc and Mabwell will negotiate a royalty to be paid by Mabwell on the net sales of such products in the licensed territory.

The forgoing description of the license agreement between Disc and Mabwell does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is expected to be filed as an exhibit to Disc’s annual report on Form 10-K for the year ending December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On January 20, 2023, Disc issued a press release, a copy of which is furnished herewith as Exhibit 99.1.

In addition, on January 20, 2023, Disc posted to its website a slide presentation regarding the transaction with Mabwell and its current development plans for the licensed anti-TMPRSS6 monoclonal antibody portfolio. Such slide presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Disc Medicine, Inc. on January 20, 2023, furnished herewith.

99.2	Disc Medicine, Inc. Corporate Presentation, dated January 20, 2023, furnished herewith.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: January 23, 2023	By:	/s/ John Quisel
	Name:	John Quisel, J.D. Ph.D.
	Title:	Chief Executive Officer